Exhibit 23.1
          CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Indian Stock Option Plan of Rational Software Corporation of our report dated April 18, 2000, with respect to the consolidated financial statements and schedule of Rational Software Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 2000, filed with the Securities and Exchange Commission.



                                                 /s/ Ernst & Young LLP

Palo Alto, California
August 4, 2000